UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/04/2013

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Notes Offering

On February 4, 2013, H&E Equipment Services, Inc. (the “Company”) completed its previously announced offering (the “Offering”) of $100 million aggregate principal amount of 7% senior notes due 2022 (the “Notes”). The Notes were issued as additional notes under an indenture (the “Indenture”) dated as of August 20, 2012 pursuant to which the Company previously issued $530,000,000 of 7% senior notes due 2022 (the “Existing Notes”). The Notes have identical terms to, rank equally with and form a part of a single class of securities with the Existing Notes.

The Notes were sold in a private placement pursuant to a purchase agreement, dated January 30, 2013, by and among the Company, the subsidiaries of the Company (the “Guarantors”) and Deutsche Bank Securities Inc. (the “Initial Purchaser”). The Notes were resold by the Initial Purchaser to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Company will use the proceeds from the Offering to repay indebtedness outstanding under its senior secured credit facility and for the payment of fees and expenses related to the Offering.

Certain terms of the Notes and the Indenture are as follow:

The Notes mature on September 1, 2022 and accrue interest at the rate of 7% per year. Interest on the Notes is payable semi-annually on March 1 and September 1 of each year, commencing on March 1, 2013. The Company may redeem some or all of the Notes at any time prior to September 1, 2017 by paying a “make-whole” premium, plus accrued and unpaid interest and Additional Interest (as defined in the Indenture), if any, to the date of redemption. At any time prior to September 1, 2015, the Company may use the net proceeds of certain equity offerings to redeem up to 35% of the principal amount of the Notes at a redemption price equal to 107% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of such Notes originally issued remains outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering. Subsequent to September 1, 2017, the Notes may be redeemed pursuant to a declining schedule of redemption prices set forth in the Indenture.

The Notes are senior unsecured obligations of the Company and rank equally in right of payment to all of the Company’s existing and future senior indebtedness and rank senior to any of the Company’s subordinated indebtedness. The Notes are unconditionally guaranteed on a senior unsecured basis by all of the Company’s current and future significant domestic subsidiaries (the “Guarantors”). In addition, the Notes are effectively subordinated to all of the Company’s and the guarantors’ existing and future secured indebtedness, including the Company’s senior secured credit facility, to the extent of the assets securing such indebtedness, and are structurally subordinated to all of the liabilities and preferred stock of any of the Company’s subsidiaries that do not guarantee the Notes.

The Indenture contains covenants that limit the ability of the Company and the ability of its restricted subsidiaries to, among other things: incur additional debt; pay dividends and make distributions; make investments; repurchase stock; create liens; enter into transactions with affiliates; merge or consolidate; and transfer and sell assets. Certain of these covenants will cease to apply to the Notes for so long as the Notes have investment grade ratings from both Moody’s Investor Service, Inc. and Standard & Poor’s Rating Group. If an event of default, as specified in the Indenture, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the Indenture.

If the Company experiences a Change of Control (as defined in the Indenture), the holders of the Notes will have the right to require the Company to repurchase their Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase. Furthermore, if the Company sells assets, the Company may be required to repurchase the Notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase.

A copy of the Indenture, which includes the form of the Notes, is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 20, 2012 and is incorporated herein by reference. The description set forth above of certain of the terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the full text of the Indenture and the Notes.

Registration Rights Agreement

Under a registration rights agreement with the Initial Purchaser and the Guarantors, the Company and the Guarantors have agreed to (i) use all commercially reasonable efforts to file, no later than 180 days after the issue date of the Notes, a registration statement (the “Exchange Offer Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Notes for new notes (the “Exchange Notes”) of the Company having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain any transfer restrictions) (the “Exchange Offer”), (ii) use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 270 days after the issue date of the Notes, (iii) commence the Exchange Offer; and (iv) use all commercially reasonable efforts to issue, on or prior to 30 business days (or longer, if required by the federal securities laws) after the Exchange Offer Registration Statement is declared effective by the SEC, Exchange Notes and related guarantees in exchange for all Notes and guarantees tendered in the Exchange Offer.

In addition, the Company has agreed, in some circumstances, to file a “shelf registration statement” that would allow some or all of the Notes to be offered to the public. If the Company does not comply with its obligations under the registration rights agreement, it will be required to pay Additional Interest to holders of the Notes.

The description set forth above of certain of the terms of the registration rights agreement does not purport to be complete and is qualified in its entirety by the full text of the registration rights agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01. Other Events

On February 4, 2013, the Company issued a press release announcing the closing of the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

4.1	Registration Rights Agreement, dated February 4, 2013, by and among the Company, the Guarantors and Deutsche Bank Securities Inc.

99.1	Press Release, dated February 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: February 4, 2013	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer